                                                                      EXHIBIT 99

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER 14, 1994

                                 $300,000,000

                             WAL-MART STORES, INC.

                         6 3/4% NOTES DUE MAY 15, 2002

                               ----------------

  Interest on the Notes is payable semiannually on May 15 and November 15 of each year, commencing November 15, 1995. The Notes will not be redeemable prior to maturity and will not be entitled to any sinking fund. The Notes will be issued only in registered form in denominations of $1,000 and integral multiples thereof. See "Description of Notes".

                               ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

                                     INITIAL PUBLIC   UNDERWRITING  PROCEEDS TO
                                    OFFERING PRICE(1) DISCOUNT(2)  COMPANY(1)(3)
                                    ----------------- ------------ -------------
Per Note...........................       100%            .60%        99.40%
Total..............................   $300,000,000     $1,800,000  $298,200,000

- --------
(1) Plus accrued interest, if any, from May 15, 1995 to the date of delivery.
(2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
(3) Before deducting estimated expenses of $141,430 payable by the Company.

                               ----------------

  The Notes are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Notes will be ready for delivery in New York, New York, on or about May 17, 1995.

GOLDMAN, SACHS & CO.                                        MERRILL LYNCH & CO.

                               ----------------

            The date of this Prospectus Supplement is May 10, 1995.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

                                CAPITALIZATION

  The following table sets forth the consolidated capitalization of the Company as of January 31, 1995, and as adjusted to give effect to the sale of notes in an aggregate principal amount of $250,000,000 on April 27, 1995 and the sale of the Notes offered hereby and the application of the net proceeds thereof as described in "Use of Proceeds" in the accompanying Prospectus. The table should be read in conjunction with the consolidated financial statements of the Company and the notes thereto included in the Annual Report on Form 10-K for the year ended January 31, 1995, incorporated by reference in this Prospectus Supplement and the Prospectus.

                                                           JANUARY 31, 1995
                                                        -----------------------
                                                        ACTUAL   AS ADJUSTED(2)
                                                        -------  --------------
                                                             (UNAUDITED,
                                                             IN MILLIONS)
Short-term debt:
  Commercial paper(1).................................. $ 1,795     $ 1,248
  Long-term debt and capital leases due within one
   year................................................      87          87
                                                        -------     -------
  Total short-term debt and capital lease obligations.. $ 1,882     $ 1,335
                                                        =======     =======
Long-term debt......................................... $ 7,871     $ 8,424
Long-term obligations under capital leases.............   1,838       1,838
                                                        -------     -------
  Total long-term debt and capital lease obligations...   9,709      10,262
                                                        -------     -------
Shareholders' equity:
  Common Stock, par value $.10 per share: authorized
   5,500 million shares; issued and outstanding 2,297
   million shares......................................     230         230
  Capital in excess of par value.......................     539         539
  Retained earnings....................................  12,213      12,213
  Foreign currency translation adjustment..............    (256)       (256)
                                                        -------     -------
  Total shareholders' equity...........................  12,726      12,726
                                                        -------     -------
  Total long-term debt and capital lease obligations
   and shareholders' equity............................ $22,435     $22,988
                                                        =======     =======

- --------
(1) At January 31, 1995, the Company had committed lines of credit with eleven banks in an aggregate amount of $1,175 million and informal lines of credit with various other banks totaling an additional $1,050 million, which were used to support short-term borrowings and commercial paper. Short-term borrowings against these lines of credit bear interest at or below the prime rate.
(2) Does not include the effect of the proposed sale of notes outside the United States in an aggregate principal amount of $200 million anticipated to occur on or about May 24, 1995, the net proceeds of which will be utilized by the Company in the same manner as the Notes offered hereby, which is described in "Use of Proceeds" in the Prospectus. There can be no assurance that the proposed sale of notes will be consummated. These notes will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. If effect were given to the sale of these notes, the "as adjusted" amounts above would change as follows: (i) commercial paper would equal $1,050 million; (ii) total short-term debt and capital lease obligations would equal $1,137 million;
    (iii) long-term debt would equal $8,626 million; (iv) total long-term debt and capital lease obligations would equal $10,464 million; and (v) total long-term debt and capital lease obligations and shareholders' equity would equal $23,190 million.

                             DESCRIPTION OF NOTES

  The following description of the particular terms of the Notes (which represent a series of, and are referred to in the accompanying Prospectus as, "Debt Securities") supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the accompanying Prospectus, to which reference is hereby made. The particular terms of the Notes offered by this Prospectus Supplement are described herein.

  The following statements relating to the Notes and the Indenture are summaries of provisions contained therein and do not purport to be complete. The provisions of the Indenture referred to in the following summaries, whether to Articles or Sections or defined terms, are incorporated herein by reference and the summaries are qualified in their entirety thereby.

GENERAL

  The Notes will mature on May 15, 2002 and bear interest at the rate set forth on the cover page of this Prospectus Supplement from the date of issuance or from the most recent interest payment date to which interest has been paid, payable semiannually on May 15 and November 15, to the registered holders thereof on the preceding May 1 or November 1, as the case may be. Interest will be paid by checks mailed to such holders. Transfers of the Notes will be registrable and principal will be payable at the corporate trust office of the Trustee at One North State Street, 9th Floor, Chicago, Illinois 60602. The Notes will be issued in fully registered form in denominations of $1,000 and integral multiples thereof.

  The aggregate principal amount of the Notes is limited to $300,000,000, but the Indenture does not limit the amount of other debt that may be issued by the Company. The Notes will be unsecured general obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

REDEMPTION; SINKING FUND

  The Notes are not redeemable prior to maturity and will not be entitled to any sinking fund.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Pricing Agreement (which incorporates by reference the terms of the Underwriting Agreement), the Company has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (collectively, the "Representatives"), has severally agreed to purchase, the principal amount of the Notes set forth opposite its name below.

                                                                PRINCIPAL AMOUNT
     UNDERWRITER                                                    OF NOTES
     -----------                                                ----------------
     Goldman, Sachs & Co.......................................   $126,000,000
     Merrill Lynch, Pierce, Fenner & Smith
              Incorporated.....................................    126,000,000
     CS First Boston Corporation...............................     12,000,000
     J.P. Morgan Securities Inc................................     12,000,000
     Morgan Stanley & Co. Incorporated.........................     12,000,000
     Salomon Brothers Inc......................................     12,000,000
                                                                  ------------
         Total.................................................   $300,000,000
                                                                  ============

  Under the terms and conditions of the Pricing Agreement, the Underwriters are committed to take and pay for all of the Notes, if any are taken.

  The Underwriters propose to offer the Notes in part directly to retail purchasers at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at such price less a concession of 0.35% of the principal amount of the Notes. The Underwriters may allow, and such dealers may reallow, a concession not to exceed 0.25% of the principal amount of the Notes to certain brokers and dealers. After the Notes are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

  The Notes are new issues of securities with no established trading market. The Company has been advised by the Representatives that the Representatives intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

  The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                             WAL-MART STORES, INC.

                                DEBT SECURITIES

                               ----------------

  Wal-Mart Stores, Inc. ("Wal-Mart" or the "Company") may from time to time offer unsecured debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness (the "Debt Securities") in one or more series in an aggregate principal amount not to exceed $2,000,000,000 (or the equivalent in foreign denominated currency or units based on or relating to currencies). The Debt Securities may be offered as a separate series in amounts, at prices and on terms to be determined at the time of sale. An accompanying Prospectus Supplement will set forth, with regard to the series of Debt Securities in respect of which this Prospectus is being delivered, the title and the terms of the Debt Securities, including the aggregate principal amount, authorized denominations (which may be in United States dollars, in any other currency or in units based on or relating to currencies), maturity, rate (which may be fixed or variable), if any, and time of payment of any interest, any redemption, extension or early repayment terms, any provision for sinking fund payments, any index, formula or other method used to determine the amount of principal, premium, if any, or interest, the net proceeds to the Company and other specific terms relating to the offering and sale of such series of Debt Securities.

  The Company may sell the Debt Securities to or through underwriters and may also sell Debt Securities directly to other purchasers or through agents. Such underwriters may include Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, or may be a group of underwriters represented by firms including Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated may also act as agents. The accompanying Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the principal amounts, if any, to be purchased by underwriters or agents and the compensation, if any, of such underwriters or agents.

                               ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              ----------------

            THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF
      THE DEBT SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                               ----------------

GOLDMAN, SACHS & CO.                                        MERRILL LYNCH & CO.

                               ----------------

               The date of this Prospectus is October 14, 1994.

                             AVAILABLE INFORMATION

  The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such material can be obtained by mail from the Public Reference Section of the Commission, at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549, at prescribed rates. In addition, such reports, proxy and information statements and other information can be inspected and copied at the public reference facility referenced above and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. Such reports, proxy and information statements and other information concerning the Company can also be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

  The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents filed with the Commission (File No. 1-6991) pursuant to the Exchange Act are incorporated herein by reference:

    1. The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1994;

    2. The Company's Quarterly Reports on Form 10-Q for the quarters ended April 30, 1994 and July 31, 1994 (as amended by Amendment No. 1 on Form 10-Q/A dated September 27, 1994); and

    3. All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities.

  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus, or in any other subsequently filed document which is also, or is deemed to be, incorporated by reference, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded. The Company will provide without charge to each person to whom this Prospectus has been delivered, on written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference into such documents) of any or all documents incorporated by reference in this Prospectus. Requests for such copies should be addressed to Allison D. Garrett, Assistant Secretary, Wal-Mart Stores, Inc., Corporate Offices, 702 S.W. Eighth Street, Bentonville, Arkansas 72716, telephone number (501) 273-4505.

                                  THE COMPANY

  Wal-Mart is one of the nation's largest retailers, measured in total sales, and operates stores in 49 states, Canada and Puerto Rico. At September 30, 1994, the Company operated 1,975 discount department stores, 105 supercenter stores, 435 warehouse clubs, 81 warehouse outlets and four hypermarkets in the United States and Puerto Rico and 122 discount department stores in Canada. The average size of a Wal-Mart discount department store is approximately 83,900 square feet and store sizes range generally from 30,000 to 210,000 square feet of building area. The Company's warehouse clubs are primarily located in larger population centers and range in size from 90,000 to 150,000 square feet of building area.

  Through a joint venture with CIFRA, Mexico's largest retailer, the Company also operated at September 30, 1994, 18 warehouse clubs, 16 discount stores, three supermarkets, six Wal-Mart supercenter stores and three combination stores in Mexico. Additionally, through its subsidiary, McLane Company, Inc., Wal-Mart provides products and distribution services to retail industry and institutional food service customers.

  The mailing address of the Company's principal executive offices is 702 S.W. Eighth Street, Bentonville, Arkansas 72716, and its telephone number is (501) 273-4000.

                                USE OF PROCEEDS

  Except as otherwise provided in the accompanying Prospectus Supplement, the net proceeds to be received by the Company from the sale of the Debt Securities offered hereby will be used to (i) repay short-term borrowings incurred for the acquisition of land and the construction thereon of stores and other facilities, and (ii) meet other general working capital requirements. Pending application of the net proceeds, the Company may invest such proceeds in short-term interest bearing securities.

                        SELECTED FINANCIAL INFORMATION

  The following is a summary of certain selected consolidated financial information of the Company. This summary should be read in conjunction with the related consolidated financial statements and notes thereto included or incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1994 and Quarterly Report on Form 10-Q for the quarter ended July 31, 1994 incorporated herein by reference. See "Incorporation of Certain Information by Reference." The information presented below for, and as of the end of, each of the fiscal years in the five-year period ended January 31, 1994 (except for the ratio of earnings to fixed charges and numbers of stores, supercenters and warehouse clubs) is derived from the consolidated financial statements of the Company, which financial statements have been audited by Ernst & Young LLP, independent auditors. In the opinion of the Company, the unaudited financial information presented for the six months ended July 31, 1993 and 1994 contains all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial information included therein. Results for interim periods are not necessarily indicative of results for the full year.

                                                                                         SIX MONTHS ENDED
                                            YEAR ENDED JANUARY 31,                           JULY 31,
                          ----------------------------------------------------------- -----------------------
                             1990        1991        1992        1993        1994        1993        1994
                          ----------- ----------- ----------- ----------- ----------- ----------- -----------
                                                                                            (UNAUDITED)
                                            (DOLLARS IN THOUSANDS)                    (DOLLARS IN THOUSANDS)
Revenues:
 Net sales..............  $25,810,656 $32,601,594 $43,886,902 $55,483,771 $67,344,574 $30,156,984 $37,628,449
Rentals from licensed
 departments and other
 income--net............      174,644     261,814     402,521     500,793     640,970     300,987     419,097
                          ----------- ----------- ----------- ----------- ----------- ----------- -----------
                           25,985,300  32,863,408  44,289,423  55,984,564  67,985,544  30,457,971  38,047,546
Costs and Expenses:
 Cost of sales..........   20,070,034  25,499,834  34,786,119  44,174,685  53,443,743  23,979,569  30,024,307
 Operating, selling and
  general administrative
  expenses..............    4,069,695   5,152,178   6,684,304   8,320,842  10,333,218   4,765,839   6,015,313
Interest costs:
 Debt...................       20,346      42,716     113,305     142,649     331,308     131,112     224,916
 Capital leases.........      117,725     125,920     152,558     180,049     185,697      94,159     105,855
                          ----------- ----------- ----------- ----------- ----------- ----------- -----------
                           24,277,800  30,820,648  41,736,286 52,,818,225  64,293,966  28,970,679  36,370,391
                          ----------- ----------- ----------- ----------- ----------- ----------- -----------
Income before income
 taxes..................    1,707,500   2,042,760   2,553,137   3,166,339   3,691,578   1,487,292   1,677,155
Provision for federal
 and state income taxes.      631,600     751,736     944,661   1,171,545   1,358,301     540,767     613,884
                          ----------- ----------- ----------- ----------- ----------- ----------- -----------
Net income..............  $ 1,075,900 $ 1,291,024 $ 1,608,476 $ 1,994,794 $ 2,333,277 $   946,525 $ 1,063,271
                          =========== =========== =========== =========== =========== =========== ===========
Ratio of earnings to
 fixed charges(1).......        5.95x       5.94x       5.74x       5.72x       5.16x       4.86x       4.27x
                          =========== =========== =========== =========== =========== =========== ===========
Number of Wal-Mart
 stores in operation at
 the end of the
 period(2)..............        1,399       1,568       1,714       1,850       1,953       1,879       1,969
                          =========== =========== =========== =========== =========== =========== ===========
Number of supercenter
 stores in operation at
 the end of the
 period(2)..............            3           5           6          30          68          56          87
                          =========== =========== =========== =========== =========== =========== ===========
Number of warehouse
 clubs in operation at
 the end of the
 period(2)..............          123         148         208         256         419         310         434
                          =========== =========== =========== =========== =========== =========== ===========

- --------
(1) The ratio of earnings to fixed charges has been computed by dividing the sum of earnings before income taxes and fixed charges (excluding capitalized interest) by the fixed charges. The ratio includes the earnings and fixed charges of the Company and its consolidated subsidiaries. Fixed charges consist of interest, capitalized interest and a portion of rentals for real and personal property representative of the interest factor.
(2) Does not include warehouse outlets, Hypermart* USA stores, or discount department stores located in Canada.

                      DESCRIPTION OF THE DEBT SECURITIES

  The Debt Securities are to be issued under an Indenture, dated as of April 1, 1991, as supplemented by a Supplemental Indenture dated as of September 9, 1992 (together, the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"). A copy of such Indenture is filed as an exhibit to the Registration Statement. The following statements relating to the Debt Securities and the Indenture are summaries of provisions contained therein and do not purport to be complete. The provisions of the Indenture referred to in the following summaries, whether to Articles or Sections or defined terms, are incorporated herein by reference and the summaries are qualified in their entirety thereby. Capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Indenture. Section numbers set forth below refer to provisions of the Indenture.

  The following sets forth certain general terms and provisions of the Debt Securities offered hereby. The particular terms of the Debt Securities offered by any Prospectus Supplement will be described in such Prospectus Supplement relating to the Debt Securities offered thereby.

GENERAL

  The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated debt of the Company.

  The Indenture does not limit the amount of Debt Securities that may be issued thereunder and provides that Debt Securities may be issued thereunder from time to time in one or more series. The Prospectus Supplement will describe the following terms of each series of Debt Securities: (1) the title of the Debt Securities; (2) the aggregate principal amount of the Debt Securities; (3) the date or dates on which the Debt Securities will mature;
(4) the rate or rates (which may be fixed or variable) per annum at which the Debt Securities will bear interest, if any, and the date or dates from which such interest, if any, will accrue and the dates on which such interest, if any, on the Debt Securities will be payable and the record dates with respect to such interest payment dates; (5) the place or places where the principal of, premium, if any, and interest on, the Debt Securities will be payable; (6) the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at the option of the Company; (7) the obligation, if any, of the Company to redeem or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation; (8) if other than denominations of $1,000 and any integral multiple thereof, the denominations (which may include other currencies or units based on, or relating to, currencies) in which the Debt Securities will be issuable; (9) the currency of payment of the principal of, premium, if any, and interest on, the Debt Securities; (10) any index, formula or other method (which index, formula or method may, without limitation, be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices) used to determine the amount of payment of the principal of, premium, if any, and interest on, the Debt Securities and the manner in which such amounts shall be determined;
(11) if other than the principal amount thereof, the portion of the principal amount of the Debt Securities which will be payable upon the declaration of acceleration of the maturity thereof; (12) whether the Company or a holder may elect payment of the principal of, premium, if any, or interest on, the Debt Securities in a currency, currencies, currency unit or units or composite currency other than that in which such Debt Securities are stated to be payable, and the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the coin or currency, currencies, currency unit or units or composite currency in which such Debt Securities are denominated or stated to be payable and the coin or currency, currencies, currency unit or units or composite currency in which Debt Securities are to be payable; and (13) any other specific terms of such Debt Securities.

  If any series of Debt Securities are sold for, or are payable in, or denominated in, one or more foreign currencies, currency units or composite currencies, applicable restrictions, elections, tax consequences, specific terms and other information with respect to such series of Debt Securities and such currencies, currencies units or composite currencies shall be set forth in the Prospectus Supplement relating thereto.

  The Debt Securities may be issued as Original Issue Discount Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto.

CERTAIN COVENANTS OF THE COMPANY

  The covenants contained in the Indenture and any series of Debt Securities would not necessarily afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders.

  RESTRICTIONS ON LIENS. The Indenture provides that the Company will not, and will not permit any subsidiary to issue, assume or guarantee any debt for money borrowed (herein referred to as "Debt") if such Debt is secured by any mortgage, deed of trust, security interest, pledge, lien or other encumbrance (herein referred to as a "mortgage") upon any Operating Property (as defined) of the Company or of any subsidiary or any shares of stock or indebtedness of any subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively securing the Debt Securities equally and ratably with such Debt. The foregoing restriction does not apply to (i) mortgages on any property acquired, constructed or improved by the Company or any subsidiary after January 31, 1991, which are created or assumed within 60 months after such acquisition, or completion of such construction or improvement (or within six months thereafter pursuant to a firm commitment for financing arrangement entered into within such 60-month period) to secure or provide for the payment of the purchase price or cost thereof, or mortgages existing on any property at the time of its acquisition; (ii) mortgages existing on any property acquired from a corporation merged with or into the Company or a subsidiary; (iii) mortgages on property of any corporation existing at the time it becomes a subsidiary; (iv) mortgages to secure Debt of a subsidiary to the Company or to another subsidiary; (v) mortgages in favor of governmental bodies to secure partial progress, advance or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such mortgages; or (vi) mortgages for extending, renewing or replacing Debt secured by any mortgage referred to in the foregoing clauses
(i) to (v), inclusive, or in this clause (vi) or any mortgages existing on January 31, 1991. Such restriction does not apply to the issuance, assumption or guarantee by the Company or any subsidiary of Debt secured by a mortgage which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other secured Debt of the Company and its subsidiaries (not including secured Debt permitted under the foregoing exceptions) and the Value (as defined) of Sale and Lease-back Transactions (as defined) existing at such time (other than Sale and Lease-back Transactions the proceeds of which have been applied to the retirement of certain long-term indebtedness or to the purchase of other Operating Property, and other than Sale and Lease-back Transactions in which the property involved would have been permitted to be mortgaged under clause (i) above), does not exceed the greater of 10% of Consolidated Net Tangible Assets (as defined) or 15% of Consolidated Capitalization (as defined) (Section 3.03).

  RESTRICTIONS ON SALE AND LEASE-BACK TRANSACTIONS. Sale and Lease-back Transactions by the Company or any subsidiary of any Operating Property are prohibited (except for temporary leases for a term, including renewals, of not more than 48 months and except for leases between the Company and a subsidiary or between subsidiaries) unless the net proceeds of such Sale and Lease-back Transaction are at least equal to the sum of all costs incurred by the Company in connection with the acquisition of, and construction of any improvement on, the Operating Property to be leased and either (a) the Company or such subsidiary would be entitled to incur Debt secured by a mortgage on the property to be leased without securing the Debt Securities pursuant to clause
(i) under "Restrictions on Liens" or (b) the Value thereof would be an amount permitted under the last sentence under "Restrictions on Liens" or (c) the Company applies an amount equal to the sum of all costs incurred by the Company in connection with the acquisition of, and the construction of any improvements on, such property (i) to the payment or other retirement of certain long-term indebtedness of the Company or a subsidiary or (ii) to the purchase of Operating Property (other than that involved in such Sale and Lease-back Transaction) (Section 3.04).

  DEFINITIONS (SECTION 1.01). The term "Consolidated Capitalization" is defined to mean the total of all the assets appearing on the Consolidated Balance Sheets of the Company and its subsidiaries, less the following: (1) current liabilities; and (2) deferred income taxes.

  The term "Consolidated Net Tangible Assets" is defined to mean the total of all the assets appearing on the Consolidated Balance Sheets of the Company and its subsidiaries less the following: (1) current liabilities; (2) reserves for depreciation and other asset valuation reserves; (3) intangible assets such as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense; and (4) appropriate adjustments on account of minority interests of other persons holding stock in any majority-owned subsidiary of the Company.

  The term "Operating Property" is defined to mean any manufacturing or processing plant, office facility, retail store, wholesale club, supercenter, hypermart, warehouse, distribution center or equipment located within the United States of America or its territories or possessions and owned and operated now or hereafter by the Company or any subsidiary and having a book value on the date as of which the determination is being made of more than .60% of Consolidated Net Tangible Assets; provided, however, that separate items of equipment with an aggregate book value in excess of $200,000,000 that are secured pursuant to the same financing transaction shall constitute one "Operating Property."

  The term "Sale and Lease-back Transaction" shall mean any arrangement with any person providing for the leasing to the Company or any subsidiary of any Operating Property (except for temporary leases for a term, including any renewal thereof, of not more than 48 months and except for leases between the Company and a subsidiary or between subsidiaries), which Operating Property has been or is to be sold or transferred by the Company or such subsidiary to such person.

  The term "Value" is defined to mean, with respect to a Sale and Lease-back Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to such Sale and Lease-back Transaction or (2) the sum of all costs of the Company incurred in connection with the acquisition of such property and the construction of any improvements thereon, as determined in good faith by the Company at the time of entering into such Sale and Lease-back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard to any renewal or extension options contained in the lease.

EVENTS OF DEFAULT, NOTICE AND WAIVER

  An Event of Default with respect to any series of Debt Securities is defined in the Indenture as a default in payment of principal or premium, if any, at maturity; a default for 30 days in payment of any interest; a failure by the Company for 60 days after notice to perform any other of the covenants or agreements in the Indenture; a default in the payment of any indebtedness of the Company or acceleration of any such indebtedness under the terms of the instrument under which such indebtedness is issued, if such default in payment is not cured or such acceleration is not annulled within 10 days after written notice; certain events in bankruptcy, insolvency or reorganization of the Company; or any other Event of Default provided with respect to any series of Debt Securities (Section 5.01).

  The Indenture provides that if an Event of Default shall have occurred and be continuing with respect to any series of Debt Securities, either the Trustee or the holders of 25% in principal amount then outstanding of the Debt Securities of that series may declare the principal of all the Debt Securities to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal or interest on the Debt Securities) may be waived by the holders of a majority in principal amount then outstanding of the Debt Securities of that series (Sections 5.01 and 5.06).

  The Indenture requires the Company to file annually with the Trustee a certificate either stating the absence of any default or specifying any default that exists (Section 3.09). The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all uncured defaults known to it; provided that, except in the case of default in the payment of the principal of, premium, if any, or interest on, any of the Debt Securities of such series, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interest of the holders of the Debt Securities of such series. The term "default" for the purpose of this provision only shall mean the occurrence of any of the Events of Default specified above excluding any grace periods (Section 5.07).

  The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of the Debt Securities of any series before proceeding to exercise any right or power under the Indenture at the request of such holders (Section 6.02). The Indenture provides that the holders of a majority in principal amount of each series of outstanding Debt Securities may direct, with regard to such series, the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that the Trustee may decline to act if such direction is contrary to law or if the Trustee determines in good faith that the proceeding so directed would be illegal or would involve it in personal liability (Section 5.06).

MODIFICATION OF THE INDENTURE

  The Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of the Debt Securities at the time outstanding affected thereby, may execute supplemental indentures amending, changing or eliminating the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of such Debt Securities; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Debt Securities or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or reduce any premium payable upon the redemption thereof, without the consent of each holder of Debt Securities so affected or (ii) reduce the aforesaid percentage of Debt Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all the affected Debt Securities then outstanding (Section 9.02). Under certain circumstances, the holders of a majority in aggregate principal amount of each series of Debt Securities may waive all defaults and rescind and annul a declaration that such series of Debt Securities have become due and payable and the consequences of such a declaration (Section 5.01).

CONCERNING THE TRUSTEE

  The First National Bank of Chicago, a national banking association with its principal offices in Chicago, Illinois, is the Trustee under the Indenture and will also serve as Paying Agent and Registrar. The Trustee also serves as trustee under an indenture dated as of December 1, 1986 covering secured bonds issued in the aggregate principal amount of $137,082,000 by the owner-trustees of approximately 24 Sam's Clubs store properties which are leased to the Company. The Company has issued notes in the aggregate principal amount of $1,000,000,000 under the Indenture as originally executed and, as of the date of this Prospectus, $4,750,000,000 under the Indenture as supplemented. First Chicago Leasing Corporation, an affiliate of the Trustee, established a business trust which purchased 15 Wal-Mart discount department stores for $53,661,785 and leased the stores back to the Company for an initial term of 20 years in a transaction which was consummated on December 22, 1992. It is probable that the Company will also maintain banking relationships in the ordinary course of business with the Trustee.

                             PLAN OF DISTRIBUTION

  The Company may sell Debt Securities to or through underwriters, and also may sell Debt Securities directly to other purchasers or through agents. Such underwriters may include Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, or a group of underwriters represented by firms including Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated may also act as agents.

  The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  In connection with the sale of Debt Securities, underwriters may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Act.

  If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

  The expected time of delivery of the Debt Securities in respect of which this Prospectus is delivered is set forth in the accompanying Prospectus Supplement.

                                LEGAL OPINIONS

  Certain legal matters with respect to the issuance of the Debt Securities offered hereby will be passed upon for the Company by Conner & Winters, A Professional Corporation, Tulsa, Oklahoma. Certain legal matters will be passed upon for Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated by Jenkens & Gilchrist, a Professional Corporation, Dallas, Texas. Certain members and other lawyers in the firm of Conner & Winters, A Professional Corporation, and members of their immediate families, beneficially own, in the aggregate, approximately 117,000 shares of the Common Stock of the Company.

                                    EXPERTS

  The consolidated financial statements and schedules of Wal-Mart Stores, Inc. and subsidiaries included in or incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1994, incorporated herein by reference have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included or incorporated by reference therein and incorporated by reference herein. The financial statements referred to are, and audited financial statements in subsequently filed documents will be, incorporated by reference herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

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 NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION
OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRE-SENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICI-TATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED
IN THE PROSPECTUS SUPPLEMENT OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THERE-UNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

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                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Capitalization............................................................. S-2
Description of Notes....................................................... S-3
Underwriting............................................................... S-3

                                  PROSPECTUS
Available Information......................................................   2
Incorporation of Certain Information by Reference..........................   2
The Company................................................................   3
Use of Proceeds............................................................   3
Selected Financial Information.............................................   4
Description of the Debt Securities.........................................   5
Plan of Distribution.......................................................   9
Legal Opinions.............................................................  10
Experts....................................................................  10

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                                 $300,000,000

                             WAL-MART STORES, INC.

                         6 3/4% NOTES DUE MAY 15, 2002

                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------

                             GOLDMAN, SACHS & CO.

                              MERRILL LYNCH & CO.

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